EXHIBIT 32
CERTIFICATION
Pursuant to 18 U.S.C. (S) 1350, the undersigned officers of MSA Safety Incorporated (the “Company”), hereby certify, to the best of their knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 28, 2015	/s/ William M. Lambert
William M. Lambert
Chief Executive Officer

/s/ Stacy P. McMahan
Stacy P. McMahan
Chief Financial Officer